Exhibit 99.3

CONSENT OF PERSON TO BECOME DIRECTOR

OF

CHECK-CAP, LTD..

I hereby consent to the reference to me under the captions “SUMMARY” and “MANAGEMENT” in the registration statement on Form F-1 of Check-Cap Ltd., as filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ XiangQian (XQ) Lin
Name: XiangQian (XQ) Lin
Date:   February 2, 2015